                                                                 EXHIBIT 4.6 (7)



                             A. H. BELO CORPORATION

                       OFFICERS' CERTIFICATE PURSUANT TO
                          SECTION 3.1 OF THE INDENTURE

                               SEPTEMBER 26, 1997


         The undersigned, Brenda C. Maddox and Marian Spitzberg do hereby certify that they are the duly appointed Vice President/Treasurer and Vice President/Deputy General Counsel, respectively, of A. H. Belo Corporation, a Delaware corporation (the "Company"). We further certify, pursuant to resolutions of the Board of Directors and the Special Finance Committee adopted on April 8, 1997 and September 23, 1997, respectively (copies of which are attached hereto as Exhibit A-1 and A-2, respectively), that pursuant to Section
3.1 of the Indenture, dated as of June 1, 1997 (the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee, one series of debt securities of the Company was established, with the following terms and provisions:


7 1/4% Senior Debentures due September 15, 2027.

         1. The title of such series of Securities shall be the "7 1/4% Senior Debentures due September 15, 2027" (the "2027 Debentures"). The price at which the 2027 Debentures shall be issued to the public is 99.41%.

         2. The aggregate principal amount of the 2027 Debentures that may be authenticated and delivered under the Indenture shall be $250,000,000 (except for 2027 Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2027 Debentures pursuant to Sections 2.3, 3.4, 3.5, 3.6, 9.6 and 11.7 of the Indenture, and except for any 2027 Debentures which, pursuant to Section 3.3 of the Indenture, shall be deemed never to have been authenticated and delivered thereunder).

         3. The date on which the principal of the 2027 Debentures is due and payable, unless accelerated pursuant to the Indenture, is September 15, 2027.

         4. The 2027 Debentures shall bear interest at 7 1/4% per annum from September 26, 1997. Interest shall be payable semiannually on March 15 and September 15 of each year (each, an "Interest Payment Date"), commencing March 15, 1998, to each Person in whose name the 2027 Debentures (or one or more Predecessor Securities) are registered at the close of business on the regular record date for such interest. The regular record dates for interest payable on the 2027 Debentures shall be the March 1 or September 1 (as the case may be), whether or not a Business Day, immediately preceding an Interest Payment Date. Interest on the 2027 Debentures shall be calculated on the basis of a 360-day year of twelve 30-day months.

         5. The 2027 Debentures shall be issuable only in denominations of $1,000 and any integral multiple thereof. Subject to any prior conditions stated in the Indenture, the 2027 Debentures shall be issued in definitive form.

         6. The place or places where (a) the principal of, premium (if any) and interest on the 2027 Debentures shall be payable, (b) the 2027 Debentures may be surrendered for registration of transfer or for exchange and
(c) notices may be given to the Company in respect of the 2027 Debentures, is at the office of the Trustee, 450 West 33rd Street, New York, New York 10001,
Attention: Global Trust Services, provided that payment of interest, other than at Maturity, may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

         7. The 2027 Debentures are subject to redemption upon receipt of notice by first-class mail at least 30 days and not more than 60 days prior to the Redemption Date, at the option of the Company at any time, as a whole or in part, at a Redemption Price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus twenty (20) basis points, plus, in each case, accrued interest thereon to the Redemption Date.

         "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2027 Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2027 Debentures.

         "Independent Investment Banker" means Merrill Lynch, Pierce, Fenner & Smith Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

         "Comparable Treasury Price" means, with respect to any Redemption Date
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than five such




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
Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average as determined by the Trustee of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

         "Reference Treasury Dealer" means (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Salomon Brothers Inc, and their respective successors, provided, however that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

         8. The 2027 Debentures are not subject to any sinking fund or analogous provisions. The 2027 Debentures will not be redeemable at the option of the Holder thereof prior to Maturity.

         9. The Company will not pay additional amounts on any of the 2027 Debentures to Holders who are United States Aliens in respect of any tax, assessment or governmental charge withheld or deducted.

         10. The 2027 Debentures may be purchased only in currency of the United States and payment of principal of, premium, (if any), and interest on the 2027 Debentures will only be made in currency of the United States.

         11. The amount of payments of principal of, premium (if any) or interest on any 2027 Debentures may not be determined with reference to an index, formula or other method.

         12. The payment of principal of or premium (if any) or interest on the 2027 Debentures will not be payable at the option of the Company or the Holder in any currency or currency units other than in the currency of the United States.

         13. The Events of Default and covenants specified in the Indenture will apply to the 2027 Debentures without additions or changes.

         14. One hundred percent (100%) of the principal amount of the 2027 Debentures will be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2 of the Indenture.

         15. The defeasance and covenant defeasance provisions of Article XIII of the Indenture will apply to the 2027 Debentures.

         16. The 2027 Debentures shall be issued in the form of one or more Global Securities (the "Global 2027 Debentures"). The Depository for the Global 2027 Debentures shall be DTC, and the Global 2027 Debentures shall be registered in the name of DTC or Cede & Co., as a nominee of DTC. Except as set forth in Sections 2.3 or 3.5 of the Indenture, such Global 2027 Debentures may only be transferred, in whole and not in part, to the Depository or another nominee of the Depository.

         17. The Trustee will initially act as the security registrar for the 2027 Debentures and as the Paying Agent with respect to the 2027 Debentures.

         In rendering this Officers' Certificate, each of the undersigned has read the Indenture, including Sections 1.2, 2.1, 3.1 and 3.3 thereof, and has made such examinations and investigations which, in their opinion, are necessary to enable them to express an informed opinion as to whether all covenants and conditions required under the Indenture to be complied with or satisfied in connection with the Trustee's authentication and delivery of the 2027 Debentures have been complied with or satisfied, and in their opinion, all such covenants and conditions have been complied with and satisfied.

         Attached hereto as Exhibit B is the form of Global 2027 Debenture (the "Global Security"). We further approve all of the terms and conditions set forth on or referred to in the attached form of Global Security. In the event that individual 2027 Debentures are issued in exchange for a Global Security, the respective form of certificate evidencing individual Securities of such series shall be in substantially the form of the respective Global Security attached hereto, with such grammatical and other changes as are necessary to evidence such Securities in definitive form.

         We certify that attached hereto as Exhibits A-1 and A-2 are true and correct copies of resolutions of the Board of Directors and the Special Finance Committee adopted on April 8, 1997 and September 23, 1997, respectively.

         Capitalized terms used herein that are not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

         IN WITNESS WHEREOF, the undersigned have executed this certificate effective as of the date set forth above.


                                        /s/ BRENDA C. MADDOX
                                        ----------------------------------------
                                        Brenda C. Maddox



                                        /s/ MARIAN SPITZBERG
                                        ----------------------------------------
                                        Marian Spitzberg





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
                         BOARD RESOLUTIONS REGARDING
                    SHELF REGISTRATION OF DEBT SECURITIES
                   AND WARRANTS TO PURCHASE DEBT SECURITIES

                                April 8, 1997

         WHEREAS, the Board of Directors of the Company considers it desirable and in the best interests of the Company that the Company register with the Securities and Exchange Commission ("SEC") up to an aggregate principal amount of $1.5 billion of debt securities consisting of notes, debentures and/or other unsecured evidences of indebtedness (collectively, the "Debt Securities") and warrants ("Warrants") to purchase Debt Securities of the Company (the Debt Securities and Warrants being herein collectively called the "Securities"), for possible issuance by the Company from time to time;

Special Finance Committee

         NOW, THEREFORE, BE IT RESOLVED, that Robert W. Decherd, Ward L. Huey, Jr., Burl Osborne, Michael J. McCarthy and Michael D. Perry be, and each of them hereby is, appointed as the members of a Special Finance Committee of the Board of Directors (the "Committee"), and any three of said members of the Committee are hereby authorized on behalf of the Committee and the Company to exercise any and all of the power and authority of the Board of Directors of the Company delegated herein to the Committee; and

Designated Officers

         RESOLVED FURTHER, that Robert W. Decherd, Michael J. McCarthy and Michael D. Perry be, and each hereby is, appointed as a "Designated Officer" for purposes of these resolutions, and that any two of such Designated Officers acting together be, and they hereby are, authorized to exercise any of the power and authority delegated herein to the Designated Officers and any one of such Designated Officers is authorized to exercise any of the power and authority delegated herein to a Designated Officer; and

Indenture; Terms of Debt Securities

         RESOLVED FURTHER, that the Committee be, and it hereby is, authorized to approve and adopt, on behalf and with the full authority of the Board of Directors of the Company, a form of indenture or indentures (including forms of Debt Securities) relating to the Debt Securities that describes or describe the terms and conditions under which the Debt Securities shall be issuable, and that the Chairman of the Board, Chief Executive Officer and President or any Senior Vice President, Vice President/Treasurer or Vice President/Finance, and the Secretary or any Assistant Secretary of the Company be, and they hereby are, authorized to execute, seal, acknowledge and deliver, in the name and on behalf of the Company, an indenture or indentures relating to any of the Debt Securities in substantially the form approved by the Committee, with such changes therein, additions thereto and deletions therefrom as the Designated Officers or the officers executing the same may approve, as conclusively evidenced by the execution and delivery thereof, and that such officers are authorized to execute, seal, acknowledge and deliver, in similar manner, indentures supplemental thereto approved by the Committee, with such changes therein, additions thereto and deletions therefrom as the Designated Officers or the officers executing the same may approve, as conclusively evidenced by the execution and delivery thereof (each such indenture, as amended by indentures supplemental thereto, as executed and delivered on behalf of the Company being hereinafter referred to as an "Indenture"); and

         RESOLVED FURTHER, that the Designated Officers may at any time authorize one or more issues and sales of Debt Securities by the Company with an aggregate initial public offering price or purchase price of up to $1.5 billion (or the equivalent thereof in a foreign currency or composite currency) under an Indenture and, in connection with any such issue, determine, approve or appoint, as the case may be:

                 (a) the terms and rights of the Debt Securities and title or titles thereof; provided, however, that no Debt Security shall be secured (except to the extent required by or pursuant to the authority of an Indenture approved by the Board of Directors or the Committee) or convertible into any equity security of the Company;

                 (b)      the maturity or maturities of the Debt Securities;

                 (c) any limit upon the aggregate principal amount of the Debt Securities;

                 (d) the price to be received by the Company in any offering or sale of any of the Debt Securities (which may be at a discount from the principal amount stated at maturity of such Debt Securities), any public offering price and any discount received by, or commission paid to, any underwriters or agents;

                 (e) the rate or rates at which the Debt Securities shall bear interest;

                 (f) the date or dates from which such interest shall accrue, the dates on which such interest shall be payable and the record date for the interest payable on any interest payment date;

                 (g) the place or places where the principal of (and premium, if any) and interest, if any, on the Debt Securities shall be payable;

                 (h) the period or periods, within which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at the option of the Company;

                 (i) the obligation, if any, of the Company to redeem or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities shall be redeemed and purchased, in whole or in part, pursuant to such obligation;

                 (j) the denominations in which the Debt Securities shall be issuable;

                 (k) the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest on the Debt Securities of the series shall be payable (if other than the currency of the United States of America);

                 (l) if the amount of payments of principal of (and premium, if any) or interest on the Debt Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

                 (m) the affirmative or restrictive covenants, if any, to be imposed relating to any of the Debt Securities and any addition to or change in the covenants contained in any Indenture;

                 (n) any trustees, authenticating or paying agents, transfer agents or registrars (each a "Fiduciary"); and

                 (o) such other terms, conditions and provisions as the Designated Officers shall deem appropriate (which shall not be inconsistent with the provisions of any Indenture approved by the Board of Directors or the Committee);

and that the Designated Officers be, and they hereby are, authorized in the name and on behalf of the Company, to take any and all such actions and to do, or authorize to be done, all such things as the Designated Officers may deem necessary or appropriate to effectuate the purpose of these resolutions; and

Warrants

         RESOLVED FURTHER, that the Committee be, and it hereby is, authorized to approve and adopt, on behalf and with the full authority of the Board of Directors of the Company, a form of Warrant Agreement (including forms of Warrants) relating to the Warrants that describes or describe the terms and conditions under which the Warrants shall be issuable, and that the Chairman of the Board, Chief Executive Officer and President or any Senior Vice President, and the Secretary or any Assistant Secretary of the Company be, and they hereby are, authorized to execute, seal, acknowledge and deliver, in the name and on behalf of the Company, a Warrant Agreement or Agreements relating to any of the Warrants in substantially the form approved by the Committee, with such changes therein, additions thereto and deletions therefrom as a Designated Officer or the officer executing the same may approve, as conclusively evidenced by the execution and delivery thereof (herein, a "Warrant Agreement"); and

         FURTHER RESOLVED, that the Designated Officers may at any time authorize one or more issues and sales of Warrants together with Debt Securities offered by the Company, and, in connection with any such issue, determine, approve or appoint, as the case may be:

                 (a)      the offering price of the Warrants;

                 (b) the currency or currencies in which such Warrants are offered;

                 (c) the designation, aggregate principal amount, currency or currencies, denominations and other terms of the series of Debt Securities purchasable upon exercise of such Warrants;

                 (d) the designation and terms of the series of Debt Securities with which such Warrants are being offered and the number of such Warrants being offered with each such Debt Security;

                 (e) the date on and after which such Warrants and the related series of Debt Securities will be transferable separately;

                 (f) the principal amount of the Debt Securities purchasable upon exercise of each such Warrant and the price at which and currency or currencies in which such principal amount of Debt Securities may be purchased upon such exercise;

                 (g) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; and

                 (h) any other terms of such Warrants not inconsistent with the applicable Warrant Agreement;

and that the Designated Officers be, and they hereby are, authorized in the name and on behalf of the Company, to take any and all such actions and to do, or authorize to be done, all such things as the Designated Officers may deem necessary or appropriate to effectuate the purpose of these resolutions; and

SEC Filings

         RESOLVED FURTHER, that the Chairman of the Board, Chief Executive Officer and President, any Senior Vice President or any Vice President of the Company (the "officers") be, and each hereby is, authorized and directed, in the name and on behalf of the Company, to prepare, or cause to be prepared, and to execute and file, or cause to be filed, with the SEC a registration statement (the "Registration Statement") on Form S-3 (or such other appropriate registration statement form as to which counsel shall advise) for the purpose of registering under the Securities Act of 1933, as amended (the "1933 Act"), for sale at any time or from time to time in the future, the Securities, such Registration Statement to include a prospectus or prospectuses and any and all exhibits and documents or supplemental information relating thereto (including, but not limited to, a Statement of Eligibility and Qualifications on Form T-1 of any Fiduciary to act as Trustee under any indenture approved by the Committee in accordance with the foregoing resolutions), each to be in such form or forms as the officer executing the same may approve, as conclusively evidenced by his or her execution thereof; and

         RESOLVED FURTHER, that the officers be, and each hereby is, authorized, in the name and on behalf of the Company, to execute and file, or cause to be filed, with the SEC any and all amendments (including, without limitation, post-effective amendments) or supplements to such Registration Statement and any prospectus included therein and any additional documents that counsel for the Company shall advise or any said officer may deem necessary or desirable with respect to the registration and offering of the Securities or with respect to any withdrawal of such Registration Statement, such amendments, supplements and documents to be in such form as the officer executing or delivering the same may approve, as conclusively evidenced by his or her execution or delivery thereof; and

         RESOLVED FURTHER, that the officers be, and each hereby is, authorized, in the name and on behalf of the Company, to make application to the SEC for registration of any of the Securities under Section 12 of the Securities Exchange Act of 1934, as amended, and to prepare, or cause to be prepared, and to execute and file, or cause to be filed, with the SEC and any securities exchange an application or applications for such registration or with respect to any withdrawal of any such Registration Statement and any and all amendments thereto and any additional certificates, documents, letters and other instruments that counsel for the Company shall advise or any officer may deem necessary or desirable; and

Agent for Service of Process

         RESOLVED FURTHER, that Michael J. McCarthy be, and he hereby is, designated and appointed the Company's agent for service of process in connection with the registration of the Securities under the 1933 Act and the securities laws of the states, territories and other jurisdictions in which the Securities are to be registered as contemplated by these resolutions; and

Exchange Listings

         RESOLVED FURTHER, that the officers be, and each hereby is, authorized, in the name and on behalf of the Company, to make application to such securities exchange or exchanges as the officer acting shall deem necessary or appropriate for the listing thereon of any of the Securities and to prepare, execute and file an application or applications for such listing and any and all amendments thereto and any additional certificates, documents, letters and other instruments that any officer may deem necessary or desirable; that the officers, or such other person as any officer may designate in writing, be, and each hereby is, authorized to appear before any official or officials or before any body of any such exchange, with authority to make such changes in such applications, amendments, certificates, documents, letters and other instruments and to execute and deliver such listing agreements, fee agreements and indemnity agreements relating to the use of facsimile signatures as they, or any of them, may deem necessary or desirable in order to comply with the requirements of any such exchange or to effect such listing; and

Trustee or Other Fiduciary

         RESOLVED FURTHER, that the officers be, and each hereby is, authorized, in the name and on behalf of the Company, to execute and deliver such other agreements, documents, certificates and instruments as may be required by any Fiduciary in connection with an Indenture or as may be necessary or appropriate in connection with the issuance and sale of the Debt Securities; and

         RESOLVED FURTHER, that any Fiduciary be, and it hereby is, authorized to rely and act upon, and shall be fully protected in so relying and acting upon, any instructions received by it and signed by any officer of the Company or by counsel for the Company and to rely and act upon, and shall be fully protected in so relying and acting upon, any Debt Security, assignment, power of attorney, certificate, order, instruction, notice or other instrument or paper believed by it to be genuine and duly authorized and properly executed; that the Company may reimburse any such Fiduciary for all expenses incurred by it in the performance of its duties, and the Company may indemnify and hold harmless each Fiduciary from and against any and all claims, suits, damages, losses, expenses (including reasonable counsel fees) and liabilities that may be incurred by it or to which it may be subjected by reason of or in connection with its appointments and duties; and that the officers of the Company be, and each hereby is, authorized, in the name and on behalf of the Company, to execute and deliver a written order to the appropriate Fiduciary directing such Fiduciary when Debt Securities have been properly executed by the Company, to authenticate such Debt Securities in such principal amount as shall have been determined by the Designated Officers, to deliver such Debt Securities to the Company and thereafter to authenticate and deliver such other Debt Securities as may be necessary upon registration of transfer of, in exchange for, or in lieu of any outstanding Debt Securities, all in accordance with the terms of any Indenture; and

Depositary

         RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to appoint one or more institutions as such officer or officers shall approve to act as a depositary or depositaries with respect to any such Debt Securities issued in global form, such approval to be conclusively evidenced by such appointment; and

Execution and Delivery of Securities

         RESOLVED FURTHER, that the officers be, and each hereby is, authorized, in the name and on behalf of the Company, to execute, seal (or cause the Treasurer or Secretary or any Assistant Treasurer or Assistant Secretary of the Company to seal) with the seal (or facsimile thereof) of the Company and deliver Securities as authorized above, in substantially such form as shall be set forth in the Indenture and any Warrant Agreement relating thereto or as shall be otherwise approved by the Designated Officers and with such changes therein, additions thereto and deletions therefrom as the officers executing the same shall approve, as conclusively evidenced by their execution and delivery thereof; that the signatures of any of the foregoing officers on the Securities may be manual or facsimile; and that if any such officer who signs or whose facsimile signature appears upon any Security ceases to hold such office prior to the authentication or delivery of any such Security, the Security so signed or bearing such facsimile signature shall nevertheless be valid; and

Selling Agents and Underwriters

         RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to engage one or more persons or entities as such officer or officers shall approve to act as selling agents and/or underwriters with respect to the Debt Securities, such approval to be conclusively evidenced by such appointment; and

Underwriting and Pricing

         RESOLVED FURTHER, that the Committee be, and it hereby is, authorized to approve, on behalf and with the full authority of the Board of Directors, the form of any distribution agreement, underwriting agreement and pricing agreement relating to the Securities, and any other agreement or agreements the Committee may deem necessary or appropriate in connection with the arrangements for or sale and purchase of any of the Securities, and that the officers be, and they hereby are, authorized to execute and deliver, in the name and on behalf of the Company, any such distribution agreement, underwriting agreement and pricing agreement and other agreement or agreements in substantially the form approved by the Committee, with such changes therein, additions thereto and deletions therefrom as the Designated Officer or the officer executing the same may approve, as conclusively evidenced by the execution and delivery thereof; and

Power of Attorney

         RESOLVED FURTHER, that each officer and director of the Company who may execute the Registration Statement or any amendment or supplement thereto, be, and each hereby is, authorized to execute a power of attorney appointing any or all of the officers, and each of them, his or her true and lawful attorney and in his or her name and stead and in his or her capacity as an officer and/or director to sign such Registration Statement and any and all amendments and supplements thereto, and all instruments, papers or documents in connection therewith, and to file the same with the SEC, with full power and authority granted to said attorney to do and perform in the name and on behalf of each of said officers and/or directors each and every act whatsoever necessary or appropriate, upon advice of counsel, in connection with the registration of the Securities to the same extent that such officer or director might or could do in person; and

Blue Sky or Other Filings

         RESOLVED FURTHER, that it is desirable and in the best interest of the Company that the Securities be qualified or registered for sale in various states, territories or other domestic or foreign jurisdictions (collectively, "jurisdictions"); that the officers of the Company be, and each of said officers hereby is, authorized to determine the jurisdictions in which appropriate action shall be taken to qualify (or exempt therefrom) or register for sale all or such part of the Securities of the Company as the officers may deem advisable; that the officers are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by the officers of any such paper or document or the doing by them of any act in connection with the foregoing matter shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken and that this Board of Directors hereby adopts the form of any resolution required to be filed in connection with any such paper or document if (i) in the opinion of the officer of the Company so acting the adoption of such resolution is necessary or advisable or appropriate, and (ii) the Secretary of the Company evidences such adoption by filing with the minutes of this meeting copies of such resolution, which shall thereupon be deemed to be adopted by this Board of Directors and incorporated in such minutes as a part of this resolution with the same force and effect as if presented to this meeting; and

Expenses

         RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to pay any and all expenses and fees arising in connection with the offer and sale from time to time of the Debt Securities, the registration or qualification from time to time under securities or Blue Sky laws of the various states and other jurisdictions of the Debt Securities, the listing from time to time of the Debt Securities on securities exchanges or otherwise in connection with matters encompassed by the foregoing resolutions; and

Miscellaneous

         RESOLVED FURTHER, that the officers of the Company be, and each hereby is, authorized, in the name and on behalf of the Company and under its corporate seal, as desired, to execute any and all agreements, undertakings, documents, instruments and certificates and to make and deliver any and all such payments, and to take any and all such actions that such officer may consider necessary or appropriate to carry out the intent of the foregoing resolutions; and

         RESOLVED FURTHER, that any actions taken by any of the officers of the Company prior to the adoption of these resolutions which are within the authority hereinabove conferred are hereby ratified, confirmed, approved and adopted as actions by and on behalf of the Company.

                                 RESOLUTIONS OF
                          SPECIAL FINANCE COMMITTEE OF
                             A. H. BELO CORPORATION

                               September 23, 1997


         RESOLVED, that there be and is hereby approved and established the following series of Securities under the Indenture having the terms set forth below (defined terms used therein shall have the meaning given them in the Indenture):

7 1/4% Senior Debentures due September 15, 2027.

         A. The title of such series of Securities shall be the "7 1/4% Senior Debentures due September 15, 2027" (the "2027 Debentures"). The price at which the 2027 Debentures shall be issued to the public is 99.41%.

         B. The aggregate principal amount of the 2027 Debentures that may be authenticated and delivered under the Indenture shall be $250,000,000 (except for 2027 Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2027 Debentures pursuant to Sections 2.3, 3.4, 3.5, 3.6, 9.6 and 11.7 of the Indenture, and except for any 2027 Debentures which, pursuant to Section 3.3 of the Indenture, shall be deemed never to have been authenticated and delivered thereunder).

         C. The date on which the principal of the 2027 Debentures is due and payable, unless accelerated pursuant to the Indenture, is September 15, 2027.

         D. The 2027 Debentures shall bear interest at 7 1/4% per annum from September 26, 1997. Interest shall be payable semiannually on March 15 and September 15 of each year (each, an "Interest Payment Date"), commencing March 15, 1998, to each Person in whose name the 2027 Debentures (or one or more Predecessor Securities) are registered at the close of business on the regular record date for such interest. The regular record dates for interest payable on the 2027 Debentures shall be the March 1 or September 1 (as the case may be), whether or not a Business Day, immediately preceding an Interest Payment Date. Interest on the 2027 Debentures shall be calculated on the basis of a 360-day year of twelve 30-day months.

         E. The 2027 Debentures shall be issuable only in denominations of $1,000 and any integral multiple thereof. Subject to any prior conditions stated in the Indenture, the 2027 Debentures shall be issued in definitive form.

         F. The place or places where (a) the principal of, premium (if any) and interest on the 2027 Debentures shall be payable, (b) the 2027 Debentures may be surrendered for registration of transfer or for exchange and
(c) notices may be given to the Company in respect of the 2027 Debentures, is at the office of the Trustee, 450 West 33rd Street, New York, New York 10001, Attention: Global Trust Services, provided that payment of interest, other than at Maturity, may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

         G. The 2027 Debentures are subject to redemption upon receipt of notice by first-class mail at least 30 days and not more than 60 days prior to the Redemption Date, at the option of the Company at any time, as a whole or in part, at a Redemption Price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus twenty (20) basis points, plus, in each case, accrued interest thereon to the Redemption Date.

         "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2027 Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2027 Debentures.

         "Independent Investment Banker" means Merrill Lynch, Pierce, Fenner & Smith Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

         "Comparable Treasury Price" means, with respect to any Redemption Date
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average as determined by the Trustee of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

         "Reference Treasury Dealer" means (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Salomon Brothers Inc, and their respective successors, provided, however that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

         H. The 2027 Debentures are not subject to any sinking fund or analogous provisions. The 2027 Debentures will not be redeemable at the option of the Holder thereof prior to Maturity.

         I. The Company will not pay additional amounts on any of the 2027 Debentures to Holders who are United States Aliens in respect of any tax, assessment or governmental charge withheld or deducted.

         J. The 2027 Debentures may be purchased only in currency of the United States and payment of principal of, premium, (if any), and interest on the 2027 Debentures will only be made in currency of the United States.

         K. The amount of payments of principal of, premium (if any) or interest on any 2027 Debentures may not be determined with reference to an index, formula or other method.

         L. The payment of principal of or premium (if any) or interest on the 2027 Debentures will not be payable at the option of the Company or the Holder in any currency or currency units other than in the currency of the United States.

         M. The Events of Default and covenants specified in the Indenture will apply to the 2027 Debentures without additions or changes.

         N. One hundred percent (100%) of the principal amount of the 2027 Debentures will be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2 of the Indenture.

         O. The defeasance and covenant defeasance provisions of Article XIII of the Indenture will apply to the 2027 Debentures.

         P. The 2027 Debentures shall be issued in the form of one or more Global Securities (the "Global 2027 Debentures"). The Depository for the Global 2027 Debentures shall be DTC, and the Global 2027 Debentures shall be registered in the name of DTC or Cede & Co., as a nominee of DTC. Except as set forth in Sections 2.3 or 3.5 of the Indenture, such Global 2027 Debentures may only be transferred, in whole and not in part, to the Depository or another nominee of the Depository.

         Q. The Trustee will initially act as the security registrar for the 2027 Debentures and as the Paying Agent with respect to the 2027 Debentures.

         RESOLVED, that the officers of the Company are authorized to execute and deliver an Underwriting Agreement relating to the Securities between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting for itself and as representative of the several Underwriters named in such Underwriting Agreement, which incorporates by reference the terms of the Underwriting Standard Provisions Agreement, with such changes therein, additions thereto and deletions therefrom as the officer executing the same may approve, as conclusively evidenced by the execution and delivery thereof;

         RESOLVED, that the officers of the Company be, and they hereby are, authorized, in the name and on behalf of the Company, to take any and all such actions and to do, or authorize to be done, all such things as such officers may deem necessary or appropriate to effect the purpose or intent of these resolutions.